Exhibit 10.21(a)

AMENDMENT TO THE AMENDED AND RESTATED
SUPPLEMENTARY PENSION PLAN FOR EMPLOYEES
OF AMCOL INTERNATIONAL CORPORATION

WHEREAS, pursuant to Section 5 of the Amended and Restated Supplementary Pension Plan for Employees of AMCOL International Corporation (the “Plan”), AMCOL International Corporation (the “Company”) reserves the right to amend the Plan;

WHEREAS, the Company, on behalf of itself and all other adopting employers of the Plan, desires to amend the Plan; and

WHEREAS, the undersigned have authority to amend the Plan on behalf of the Company.

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2015:

Section 2 shall be amended by (i) deleting sections 2.1 and 2.2, (ii) adding the following new section 2.1, and (iii) renumbering section 2.3 as section 2.2:

2.1            Eligibility for Section 401(a)(17) and Section 415 Supplementary Benefit.  The administrative committee of the Minterals Technologies Inc. Supplemental Retirement Plan shall determine which management employees and highly compensated employees of the Company and subsidiaries of the Company participating in this Supplementary Plan shall be eligible to participate in the Supplementary Plan from time to time; provided that such individuals also be participants in the Plan whose benefits under the Plan are limited by reason of Sections 415 and/or 401(a)(17) of the Code.

IN WITNESS WHEREOF, the Company, on behalf of itself and all other adopting employers of the Plan, has authorized the undersigned to execute this amendment, and this amendment is executed on this 22nd day of December, 2014.

AMCOL INTERNATIONAL CORPORATION

By:	/s/ Thomas Meek
Thomas J. Meek

By:	/s/ Douglas Dietrich
Douglas T. Dietrich

By:	/s/ Jonathan Hastings
Jonathan J. Hastings